SECOND AMENDMENT TO SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this " Second Amendment "), dated as of December 17, 2009, is made by and between iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company (" Debtor ") and MTS PARTNERS, INC. (fka iPRINT TECHNOLOGIES, INC.), a California corporation (" Secured Party ").

RECITALS

A.	The parties have entered into that certain SECURITY AGREEMENT, dated as of October 31, 2008 and AMENDMENT TO SECURITY AGREEMENT, dated May 29, 2009 (collectively, the “Security Agreement”) .

B.	The parties desire to amend the Security Agreement as set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

AGREEMENT

     1. Definitions . Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     2. Amendment to Recital C . Recital C of the Security Agreement is hereby amended and modified in its entirety to read as follows:

     “This Agreement is being delivered in accordance with that certain Asset Purchase Agreement, dated as of October 31, 2008, as thereafter amended by the First amendment to Asset Purchase Agreement, dated February 16, 2009, Second Amendment to Asset Purchase Agreement, dated November 16, 2009, and Third Amendment to Asset Purchase Agreement, dated December 17, 2009, by and among Debtor, Secured Party, American TonerServ Corp., a Delaware corporation (" ATS ") and certain other parties (collectively, the " Purchase Agreement ").”

     3. Amendment to Section1(c) . Section 1(c) of the Security Agreement, entitled “Obligations” is hereby amended and modified in its entirety to read as follows:

     “Obligations " means any and all debts, obligations, and liabilities of Debtor to Secured Party arising out of, or relating in any way to the Notes or any addendums thereto, including all future advances made thereunder, any payment obligations of Debtor to Secured Party pursuant to this Agreement, the Employment Agreements (as defined in the Purchase Agreement), the Consulting Agreement (as defined in the Purchase Agreement), and that certain side letter agreement of even date herewith, and any performance obligations of Debtor to Secured Party pursuant to that certain side letter agreement of even date herewith and all of Debtor's obligations in accordance with Section 11.22 of the Purchase Agreement, which title has been amended to read ‘Buyer’s Credit Obligations; Credit Holds; iPrint Employees, Sales Representatives and Independent Contractors’, whether existing or arising after the date of this Agreement; whether voluntary or involuntary; whether or not jointly owned with others; whether direct or indirect; or whether absolute or contingent; and whether or not from time to time increased, decreased, extinguished, created, or incurred.”

     4. Amendment to Section 5 . Section 5 of the Security Agreement, entitled “Termination” is hereby amended and modified in its entirety to read as follows:

     “This Agreement will continue in effect even though from time to time there may be no outstanding Obligations under this Agreement. The Agreement will terminate when (i) Debtor completes performance of all Obligations, including without limitation the repayment of all indebtedness by Debtor to Secured Party; (ii) Secured Party has no commitment that could give rise to an Obligation; and (iii) Debtor has notified Secured Party in writing of the termination. Notwithstanding the forgoing, upon payment in full of the Notes, the provisions set forth in Section 11.22(a) and (b) of the Purchase Agreement with respect to Buyer’s Credit Obligations and credit holds shall be removed. As a result of payment in full of the Notes, the only Obligations of Debtor remaining with respect to Section 11.22 of the Purchase Agreement will be the payment of Compensation owed to any Sales Representative or Independent Contractor of Secured Party pursuant to Section 11.22(c) of the Purchase Agreement.”

     5. Amendment to Section 6(b) . Section 6(b) of the Security Agreement, entitled “Payment or Performance Default” is hereby amended and modified to read as follows:

     ”A default occurs in the payment or performance of the Obligations in accordance with the terms thereof.”

     6. Amendment to Section 6(h) . Section 6(h) of the Security Agreement, entitled “Creditor Default” is hereby amended and modified to read as follows:

     “Debtor or ATS shall have received notice of default from any commercial lender having a loan or line of credit with a principal balance in excess of $1,000,000.”

     7. Except as expressly amended hereby, the Security Agreement shall remain unchanged. The Security Agreement, as amended hereby, shall remain in full force and effect. From and after the date of this Second Amendment, references to the Security Agreement shall be deemed to refer to the Security Agreement as amended hereby.

     8. Headings . The titles and subtitles used in this Second Amendment are used for convenience only and shall not be considered in construing or interpreting this Amendment.

     9. No Third Party Beneficiaries . Except as expressly provided herein, nothing in this Second Amendment, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Second Amendment.

     10. Counterparts and Signature Pages . This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Second Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Second Amendment as to the parties and may be used in lieu of the original Second Amendment for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Security Agreement effective as of the date first set forth above.

SECURED PARTY:	DEBTOR:

MTS PARTNERS, INC. (fka iPRINT	iPRINT TECHNOLOGIES, LLC
TECHNOLOGIES, INC. ),	a Delaware limited liability company
a California corporation
	By:	AMERICAN TONERSERV CORP. ,
a Delaware corporation
By: /s/ Chad Solter	Its:	Managing Member
Chad Solter
Its: President and Secretary
By: /s/ Chuck Mache
Chuck Mache,
Its: President and CEO